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                                                                    EXHIBIT 10.2


                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of January 20, 1998, by and among Southwestern Ice, Inc. ("Buyer"), a Texas corporation and wholly owned subsidiary of Packaged Ice, Inc., CICO, LTD., a Colorado Limited PartnerShip ("Seller"), CICO Investments, Inc., the General Partner of Seller and the shareholders of General Partner ("Shareholders").


                             PRELIMINARY STATEMENTS

         Seller is engaged in the manufacture, transportation and distribution of packaged ice products (such business being herein referred to here in as "Seller's Business" or "Business"); and

         Seller operates the Business under the name of "City Ice;" and

         Seller is desirous of selling to Buyer and Buyer is desirous of purchasing certain assets of Seller's Business, upon the terms and conditions hereafter set forth;

         NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties hereafter set forth, the parties hereby agree as follows:


                                I.  DEFINITIONS

         Unless the context otherwise requires, the terms defined in this
Section I shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

         "Assets" shall mean those assets of the Seller which are more fully described in Section 2.1 and Schedule 2.1 of this Agreement. The Assets shall not include the Excluded Assets (defined hereinbelow).

         "Bill of Sale" shall refer to the Bill of Sale conveying title to the Assets from Seller to Buyer attached to this Agreement as Exhibit A.

         "Closing" shall mean the consummation of this Agreement.

         "Closing Date" shall mean the date on which this Agreement will be consummated.

         "Excluded Assets" shall have the meaning set forth in Section 2.3 of this Agreement.

         "Financial Statements"  shall have the meaning set forth in Section
3.3 of this Agreement.
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         "Intangible Assets" shall mean all patents, trademarks, trademark licenses, trade names, brand names, slogans, copyrights, reprint rights, franchises, licenses, authorizations, inventions, processes, know-how, formulas, trade secrets and other intangible assets of and only of the Business (together with all pending applications, continuations-in-part and extensions for any of the above).

         "Seller's Disclosure Memorandum" shall mean a memorandum prepared by Seller and delivered to Buyer that lists all disclosures by Seller concerning the Assets and the Business which are the subject of this Agreement.

         "Taxes" shall mean all federal and state income and franchise tax, all excise, added value, sales, use, real and personal property, occupancy, business and occupation, mercantile, real estate, or other tax (including interest and penalties thereon and including estimated taxes thereof).

                             II.  PURCHASE AND SALE

         2.1 PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase, at the Closing, the personal property, intangible assets, contracts and rights of Seller related to the Seller's Business which are described on Schedule 2.1 attached hereto and incorporated herein by reference, and all of the goodwill of Seller's Business associated therewith (collectively the "Assets").

         2.2 PURCHASE PRICE. The Purchase Price of the Assets shall be $10,216,700 which shall be paid to Seller in the form of a bank cashier's check or wire transfer. The Purchase Price shall be paid to Seller less any amounts to be paid directly to creditors of Seller that are required to discharge any liens or other encumbrances against the Assets and less $785,900 of the earnest money that was previously paid to the Land Title Guarantee Company as escrow agent which is to be applied to the Purchase Price at Closing.

         2.3 EXCLUDED ASSETS. The Assets shall not include and Buyer shall not acquire the assets and properties described in Schedule 2.3 attached hereto (the "Excluded Assets").

         2.4 ASSUMPTION OF LIABILITIES. It is hereby agreed and understood that Buyer is assuming no liabilities whatsoever of Seller. Seller shall be responsible for all employment related expenses occurring before Closing Date, including salaries, wages, accrued vacation pay, sick pay or leave, unemployment compensation, income tax withholding, social security taxes.

         2.5 PRORATION. The parties shall prorate at the Closing the current year's ad valorem taxes and vehicle license fees on the property comprising the Assets, based on the latest available statements from taxing authorities, whether for the current tax year or the preceding tax year. Seller's pro rata share of such taxes and vehicle license fees, if any, shall be the portion attributable to the period through the day preceding the Closing Date, prorated by days. The prorated amounts shall be payable in the manner set forth below:



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                 (a)      If a prorated amount is payable by Buyer and
         determinable at the Closing, it shall be added to the amount payable by Buyer at the Closing.

                 (b) If a prorated amount is payable by Buyer and not determinable at the Closing, it shall be billed by Seller when determinable and promptly paid by Buyer to Seller.

                 (c) If a prorated amount is payable by Seller and determinable at the Closing, it shall be deducted from the amount otherwise payable by Buyer at the Closing.

                 (d) If a prorated amount is payable by Seller and not determinable at the Closing, it shall be billed by Buyer when determinable and promptly paid by Seller to Buyer.

         2.6 ALLOCATION. The parties hereto agree and acknowledge that the Purchase Price shall be allocated as set forth in Schedule 2.6 attached hereto, and Seller and Buyer agree to file all Tax returns or reports including, without limitation, IRS Form 8594, for their respective taxable years in which the Closing occurs and to reflect the allocation of the Purchase Price on any such return or report and agree not to take any position inconsistent therewith before any governmental agency charged with the collection of any Tax or in any administrative proceeding.

         2.7 PURCHASE PRICE ADJUSTMENT. The cash amount of the Purchase Price (the "Cash Amount") shall be reduced by the sum of the following and paid directly to Seller's creditors:

                 (a) the Closing Date payoff amounts of all current and long term debt that relate to the Assets and current and long term Capital Leases that relate to the Assets (including any unpaid interest and prepayment penalties);

                 (b) intercompany and affiliated accounts and notes payable.

                III.  REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as otherwise disclosed in Seller's Disclosure Memorandum, Seller represents and warrants to Buyer as follows:

         3.1 ORGANIZATION. Seller is a Colorado limited partnership doing business in the State of Colorado and is known to do business as City Ice. Seller has all requisite power and authority to own, lease and operate the Business as presently conducted and to enter into this Agreement and to perform its obligations hereunder.

         3.2 EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT. The execution, delivery and performance by Seller of this Agreement and the consummation of it by the transactions contemplated hereby have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of





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Seller, enforceable against Seller, in accordance with its terms. The execution, delivery and performance of this Agreement by Seller will not, with or without the giving of notice, the passage of time, or both, violate, conflict with, result in a default, breach or loss of rights under, or result in the creation of any lien, claim or encumbrance pursuant to, any lien, encumbrance, instrument, agreement, or understanding, or any law, regulation, rule, order, judgment or decree, to which Seller is a party or by which it is bound or affected, respectively.

         3.3 FINANCIAL STATEMENTS. Seller has previously caused to be furnished to Buyer the Business' audited balance sheet as of December 31, 1994, December 31, 1995 and December 31, 1996, and the related statements of income and statements of cash flow for the years then ended, and the unaudited balance sheet of the Business as of September 30, 1997 and the related unaudited statement of income and statement of cash flow for the 9-month period ending September 30, 1997 (such balance sheets and related statements are collectively referred to herein as the "Financial Statements"). The Financial Statements taken as a whole present fairly the financial position of Seller as of December 31, 1994, December 31, 1995, December 31, 1996 and September 30, 1997,
respectively, in accordance with generally accepted accounting principles, consistently applied.

         Except as and to the extent reflected or reserved against in the Financial Statements or as disclosed by Seller in Seller's Disclosure Memorandum and except for liabilities arising in the ordinary course of business and consistent with past practice since the date of Seller's September 30, 1997 Balance Sheet, Seller has operated the Business in the ordinary course and has incurred no material liabilities which would be required to be reflected in accordance with the generally accepted accounting principles on a balance sheet as of the date hereof or disclosed in the notes thereto. Since December 31, 1996, there has not been any material adverse change in the business, operations, properties, prospects, assets or condition of Seller, and no event has occurred or circumstance exists that may result in such a material adverse change.

         3.4 ENCUMBRANCES ON THE ASSETS. Except as set forth on Seller's Disclosure Memorandum, there are no debts, liabilities, mortgages, liens, security interests, charges, pledges, conditional sale agreements, or adverse claims or restrictions, transfers or any other encumbrances (hereinafter "Encumbrances") whatsoever against the Assets.

         3.5 BUSINESS OPERATIONS AND CONDITION OF ASSETS. Seller acknowledges that Buyer is purchasing the Assets for the express purpose of operating a packaged ice manufacturing and distribution business. All items comprising the Assets have been continuously used by Seller in Seller's Business and are now in serviceable condition unless expressly disclosed to the contrary by Seller in Seller's Disclosure Memorandum.

         3.6 TITLE TO PERSONAL PROPERTY. Except as set forth in Seller's Disclosure Memorandum, Seller has good, legal and marketable title to all of the personal property comprising the Assets; at the Closing, Seller shall deliver to Buyer good, legal and marketable title to the Assets free from all Encumbrances.





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         3.7     LITIGATION.  Except as set forth in Seller's Disclosure
Memorandum, there is no pending claim, action, suit, proceeding or investigation (judicial, governmental or otherwise), nor any order, decree or judgment in effect or, to the best of Seller's knowledge, threatened, against or relating to Seller or the Assets, or the transactions contemplated by this Agreement, and no event has occurred or circumstances exist that will, or is reasonably likely to, give rise to or serve as a basis for the commencement of any claim, action, suit, proceeding or investigation.

         3.8 COMPLIANCE WITH LAWS. To the best of Seller's knowledge, Seller has complied with all laws, rules, regulations, ordinances, orders, judgments and decrees relating to the Assets. The ownership and use of the Assets and the conduct of the Business as it specifically relates to the Assets does not conflict with the rights of any other person.

         3.9 TAXES. All returns, including estimated tax returns, required to be filed after the Closing Date by or with respect to Seller with respect to Taxes, that, if unpaid, might result in a lien upon any of the Assets, will be duly filed and will be true, correct and complete, and all Taxes payable pursuant thereto will be paid except such Taxes, if any, as may be contested in good faith. No deficiency or adjustment in respect to any Taxes that have been assessed against or with respect to Seller that, if unpaid, might result in a lien upon any of the Assets remains unpaid.

         All Taxes that relate to the Assets and that are payable by or accruable by Seller or as to which Seller has any liability with respect to events occurring on or before the Closing Date have been paid in full or have been adequately provided for in the reserve for taxes on the books of Seller on or before the Closing Date, except for income, franchise, if any, or capital stock taxes, if any, and transfer, sales and other taxes arising in connection with the transactions contemplated by this Agreement.

         3.10 ENVIRONMENTAL. To the best of Seller's knowledge, Seller has complied in all respects with all laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) which have jurisdiction over Seller and its subsidiaries concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         Without limiting the generality of the preceding sentence, Seller has obtained and been in material compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied, in all material respects, with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, Schedules, and timetables which are contained in such laws.





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         3.11    EMPLOYEE BENEFITS.  All employee benefit plans (whether or not covered by ERISA), deferred compensation or executive compensation plans for employees, directors or independent contractors, and all other employee or independent contractor arrangements or programs that are maintained or contributed to by the Seller (collectively, the "Company Plans") have been administered and operated in all material respects in compliance with their terms, ERISA, if applicable, the Code and other applicable law. All Company Plans that are intended to be qualified under Section 401(a) of the Code are, to the knowledge of Seller, so qualified under a favorable IRS determination letter exists for each such plan which covers the amendments required by the Tax Reform Act of 1986. All funded Company Plans are fully funded according to their terms and applicable law. To the knowledge of the Seller, no prohibited transaction or breach of fiduciary duty under ERISA has been committed by any fiduciary, disqualified person or party in interest of any Company Plan. The Seller has no liability, contingent or otherwise, under Title IV of ERISA.

         3.12 CONSENTS. Except as set forth in Seller's Disclosure Memorandum, no consent or approval of any public body or authority and no consents or waivers from other parties to material licenses, franchises, permits, agreements or other instruments are required to be obtained by Seller as a result of the transfer of the Assets contemplated by this Agreement to (i) avoid the loss of any material license, franchise, permit or other instrument or the creation of any lien or other claim on any Asset pursuant to the terms of any law, regulation, order, agreement or other legal requirement binding upon Seller relating to the Business or to which any such Asset may be subject, or (ii) to enable Buyer to continue the operation of the Business substantially as conducted prior to the Closing.

         3.13 CONTRACTS. Seller is not a party to any contracts relating to the Business or the Assets that are not terminable at will, other than those contracts of Seller relating to the Business listed and described in Seller's Disclosure Memorandum.

         3.14    INSURANCE AND WARRANTIES.

                 (a) Insurance. Seller has in force all policies of insurance described in Section 3.14(a) of Seller's Disclosure Memorandum insuring it (including descriptions of whether such policies and binders are "claims made" or "occurrences" policies, and the respective issuers and expiration dates thereof). Seller has not been advised (i) of any risks or any fact or matter which might render such policies void or voidable, or (ii) any cancellations of insurance coverage, or material increases in premium, or other costs related to insurance, to take effect, or that are proposed, or that may or will occur, following the Closing. To the best of Seller's knowledge, all such policies are underwritten by reputable insurers, and there is no basis to believe the insurers are or are likely to become financially unsound. Seller has not been refused insurance or been notified of any cancellation or involuntary reduction or other limitation of insurance during the past three years. Section 3.14(a) of Seller's Disclosure Memorandum lists all claims made or dues to be made by Seller, and all matters for which a claim could reasonably have been but was not made, against an insurer on account of events occurring since December 31, 1996.





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                 (b)      Warranties.  Except as described in Section 3.14(b)
of Seller's Disclosure Memorandum, (i) Seller has not agreed to become responsible for consequential damages or made any express warranties to third parties with respect to any products distributed or sold by Seller and (ii) there are no warranties (express or implied) outstanding with respect to any products other than any such implied by law. A copy of each standard warranty of Seller with respect to such product is included in Section 3.14(b) of Seller's Disclosure Memorandum.

         3.15    INVENTORIES.

                 (a) All inventories shown on the September 30, 1997 Balance Sheet consisted of, and all inventories thereafter acquired will consist of, items of good and merchantable quality and quantity usable or salable in the ordinary and regular course of Seller's Business except for obsolete items and items below standard quality, all of which have been written off, or written down to net realizable value on the September 30, 1997 Balance Sheet. Each inventory or class was priced at the lower of cost or market on the first-in, first-out basis and, as to the classes of items inventoried and methods of counting and pricing, such inventories were determined in a manner consistent with prior years. Except to the extent, if any, disclosed in
Section 3.15 of Seller's Disclosure Memorandum, Seller has neither sold any of its inventory under agreements with an express right of return, nor consigned any inventory, and Seller has no knowledge of any pending returns of inventory in any material quantity.

                 (b) There have been no material changes in the inventories reflected in the September 30, 1997 Balance Sheet and there will be no further changes in any such inventories except those changes resulting from write down or write offs, purchases in the ordinary and regular course of business and sale of merchandise inventory in the ordinary and regular course of business.

         3.16 SUPPLIERS AND CUSTOMERS. Except as set forth in Section 3.16 of Seller's Disclosure Memorandum and to Seller's actual knowledge, no customer of Seller has communicated to Seller in any manner his or its intention to cease to do business with or trade with Seller, or materially alter, modify or amend the terms with which it has conducted business with Seller whether as a result of, or in contemplated of, the consummation of the transactions contemplated by this Agreement.

         3.17 COMPLETE AND ACCURATE DISCLOSURE. No representation or warranty made to Buyer in this Agreement or in connection with this transaction, to include all previous negotiations between Buyer and Seller, contains or will contain an untrue statement of a material fact, or omits or will omit to state a material fact necessary to make such representation or warranty not misleading or necessary to enable a prospective purchaser of Seller's Business or the Assets to make a fully informed decision. All documents and information which have been or will be delivered to Buyer or its representatives by or on behalf of Seller are and will be true, correct and complete copies of the documents they purport to represent. There have been no material changes in Seller's Business from the commencement of negotiations between Buyer and Seller and the Closing of this transaction.





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                  IV. REPRESENTATIONS AND WARRANTIES OF BUYER

         4.1 CORPORATE EXISTENCE; GOOD STANDING; CAPITALIZATION. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas and is qualified to do business in the State of Colorado.

         4.2 EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT. The execution, delivery and performance by Buyer of this Agreement and the consummation of it by the transactions contemplated hereby have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer, in accordance with its terms. The execution, delivery and performance of this Agreement by Buyer will not, with or without the giving of notice, the passage of time, or both, violate, conflict with, result in a default, breach or loss of rights under, or result in the creation of any lien, claim or encumbrance pursuant to, any lien, encumbrance, instrument, agreement, or understanding, or any law, regulation, rule, order, judgment or decree, to which Buyer is a party or by which it is bound or affected, respectively.


                             V. COVENANTS OF SELLER

         Seller hereby covenants and agrees as follows:

         5.1 CONDUCT OF BUSINESS. Between the date hereof and the Closing Date, Seller shall operate the Business in the ordinary course and continue normal capital expenditures and maintenance in connection with the Assets prior to the Closing Date, except (i) as may be permitted by this Agreement or (ii) as necessary to consummate the transactions contemplated hereby.

         5.2     INVESTIGATION BY BUYER.

                 (a) Between the date hereof and the Closing Date, Seller shall (i) give Buyer and its authorized representatives and advisors access, at reasonable times and on reasonable notice, to all items of personal property comprising the Assets, books and records, personnel, offices, and other facilities of the Assets, (ii) permit Buyer to make such inspections thereof as Buyer may reasonably require, and (iii) cause its employees, and its advisors to furnish to Buyer and its authorized representatives and advisors such financial and operating data and other information with respect to the Business prepared in the ordinary course of the Business as Buyer or its agent shall from time to time reasonably request.

                 (b) Seller agrees that, subsequent to the Closing Date, Buyer and its agents and accountants will be permitted reasonable access, during normal business hours, and as often as Buyer may reasonably request, consistent with reasonable requirements of Seller, to the books and records of Seller and its affiliates, insofar as such books and records contain information or data pertaining to the Assets prior to the Closing Date to the extent such information is not





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otherwise available at the offices or other facilities of the Buyer, and Buyer shall have the right to make copies thereof and excerpts therefrom.

         5.3 CLOSING CONDITIONS. Seller will, to the extent within its control, use its best efforts to cause the conditions set forth in Article VII to be satisfied by the Closing Date.

         5.4 CONFIDENTIALITY. From and after the date hereof, Seller will, and will cause its officers, employees, principals; affiliates, representatives, consultants and advisors, to hold in confidence all confidential information in the possession of Seller, its officers, employees, principles, affiliates, representatives, consultants and advisors concerning the Assets. Seller will not release or disclose any such information to any person other than Buyer and its authorized representatives. Notwithstanding the foregoing, the confidentiality obligations of this Section shall not apply to information:

                 (a) which Seller is compelled to disclose by judicial or administrative process, or, in the reasonable opinion of counsel, by other mandatory requirements of law;

                 (b) which can be shown to have been generally available to the public other than as a result of a breach of this Section; or

                 (c) which can be shown to have been provided to Seller by a third party who obtained such information other than as a result of a breach of a confidential relationship.

         5.5 PUBLIC ANNOUNCEMENT. Seller and Buyer will cooperate in the public announcement of the transactions contemplated by this Agreement, and, other than as may be required by applicable law, no such announcement will be made by either party without the consent of the other party, which consent shall not be unreasonably withheld.

         5.6 NO SHOPPING. Seller shall not solicit, initiate or participate, directly or indirectly, or cause any other person to solicit, initiate or participate, directly or indirectly, in discussions or negotiations with, or provide any information to, any other person (other than the Buyer) concerning, or enter into any agreement providing for (other than in the ordinary course of business) the acquisition of the Assets or part thereof (whether by merger, purchase of stock or assets or other similar transaction), other than the acquisition contemplated by this Agreement. Seller shall not be bound by this Section 5.6 in the event that the Closing has not occurred by February 28, 1998 or until this Agreement is terminated in accordance with the provisions of Article X herein.

         5.7 FURTHER ASSURANCES. Seller will use its best efforts to implement the provisions of this Agreement, and for such purpose Seller, at the request of Buyer, at or after the Closing Date, will, without further consideration, promptly execute and deliver, or cause to be executed and delivered, to Buyer such deeds, assignments, bills of sale, consents, documents evidencing title and other instruments in addition to those required by this Agreement, in form and substance satisfactory to Buyer, as Buyer may reasonably deem necessary or desirable to implement any provision of this Agreement.





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         5.8     INSURANCE.  Seller shall maintain insurance through the
Closing Date with financially sound and reputable insurers unaffiliated with Seller in such amounts and against such risks as are adequate to protect the Assets and the Business.

         5.9 NONCOMPETITION AGREEMENT. At the Closing, Seller and the shareholders of the General Partner of Seller will enter into and deliver to Buyer noncompetition agreements in the form attached hereto as Exhibit 5.9 (the "Noncompetition Agreement").

         5.10 CESSATION OF BUSINESS/CHANGE OF NAME. Seller will cease to conduct any business constituting the manufacturing, packaging, distribution and/or storage of packaged ice products under the name of "City Ice" or "CICO, Ltd."

         5.11 OPINION OF LEGAL COUNSEL. At the Closing, Seller shall deliver to Buyer a Legal Opinion of Seller's counsel in the form attached hereto as Exhibit 5.11.

         5.12 DISCHARGE OF SELLER'S DEBTS. Seller hereby agrees and acknowledges that Buyer is not assuming any debts of Seller's debts and that Seller remains responsible for and will discharge all debts that relate to the Business (excluding those debts relating to the Excluded Assets) and were incurred by Seller prior to the Closing.


                            VI.  COVENANTS OF BUYER

         6.1 ANCILLARY AGREEMENTS. At the Closing, Buyer will pay the purchase price and enter into the Noncompetition Agreement and all other ancillary documents required and deliver its Buyer's Opinion of Counsel to Seller.


                                  VII. CLOSING

         7.1 TIME AND PLACE. The consummation of the sale and purchase of the Assets and the execution of the Noncompetition Agreement (the "Closing") shall take place at a mutually agreeable time and in a mutually agreeable manner to include, but not limited to, the exchange of facsimile signature page counterparts that have been signed by the appropriate parties to this Agreement. The date of the Closing shall herein be referred to as the "Closing Date" and shall take place no later than January 27, 1998.

         7.2 SELLER'S OBLIGATIONS AT CLOSING. At the Closing, Seller shall execute, acknowledge (where appropriate) and deliver to Buyer in form reasonably satisfactory to Buyer:

                 (a) An assignment or assignments assigning to Buyer the use and possession of all that property comprising the Assets.





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                 (b)      copies of all certificates of occupancy, licenses,
         permits, authorizations, and approvals required by law and issued by all governmental authorities having jurisdiction, if any, and the original of each bill for current real estate and personal property taxes, together with proof of payment thereof (if any of the same have been paid);

                 (c) Bills of Sale, assignments or other suitable transfer documents transferring to Buyer, the Assets, free and clear of all liens and encumbrances, in form reasonably satisfactory to counsel for Buyer which includes the form UCC-3 or other appropriate form indicating release of liens by any secured party and that no action of redress or reclamation shall be sought by any secured party against Buyer or the Assets;

                 (d)      the Noncompetition Agreement;

                 (e) a Certificate of Compliance, in form and substance satisfactory to Buyer, from Seller indicating that Seller has materially complied with its obligations contained in this Agreement, that all representations and warranties contained in this Agreement or in any certificate required to be delivered in connection with this Agreement shall be accurate at and as of the Closing with the same force and effect as though made at Closing, and no material adverse change with respect to the Seller has occurred.

                 (f) Seller shall deliver a copy of Seller's Opinion of Counsel to Buyer.

         7.3     BUYER'S OBLIGATIONS AT CLOSING.  At the Closing, Buyer will:

                 (a) deliver to Seller $10,216,700 by check or wire transfer (to include $785,900 from the $1,000,000 previously paid to Seller as earnest money) less amounts needed to discharge Encumbrances;

                 (b) deliver to the holders of any Encumbrances the amounts necessary to discharge the Encumbrances against the Assets (excluding the Excluded Assets), which shall not exceed $1,148,240;

                 (c) deliver to Seller and the shareholders of General Partner executed counterparts of the Noncompetition Agreement and all other ancillary documents required hereunder;

                 (d) a Certificate of Compliance from an officer of Buyer indicating that Buyer has materially complied with its obligations, representations and warranties contained in this Agreement;

                 (e) instruct the Land Title Guarantee Company to release the $785,900 in earnest money being held by the Land Title Guarantee Company to Seller as escrow agent; and

                 (f)      deliver Buyer's Opinion of Counsel to Seller.

                          VIII.  CONDITIONS TO CLOSING

         8.1 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to complete the transactions contemplated at the Closing shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

                 (a) Performance. Each agreement and obligation of Seller to be performed on or before the Closing Date shall have been duly performed in all material respects;

                 (b) Representations and Warranties True; No Material Adverse Change. The representations and warranties of Seller contained herein or in any certificate required to be delivered in connection with this Agreement shall have been accurate on the date hereof and shall be accurate at and as of the Closing and since the date hereof there shall have occurred no material adverse change in the business operations, properties, prospects, Assets or condition of Seller;

                 (c) No Violation of Statutes, Orders, etc. There shall not be in effect any decree or judgment enjoining Buyer from consummating the transactions contemplated hereby;

                 (d) Third Party Creditors. All third party creditors of the Business will be paid in full and have released all liens or claims against the Assets (excluding the Excluded Assets), or Seller shall provide to Buyer documentation from all third party creditors indicating that the third party creditors have released their liens against the Assets and consented to Seller's conveyance of the Assets to Buyer free and clear of all liens or other Encumbrances;

                 (e) Noncompetition Agreement. Seller and the shareholders of General Partner shall have entered into the Noncompetition Agreement;

                 (f) Stock Purchase Agreement. Buyer and Ice Delivery Systems, LLC shall have consummated the Stock Purchase Agreement among Buyer, and the transferee of all of the assets of Ice Delivery Systems, LLC, Ice Delivery Systems, LLC, and the members of Ice Delivery Systems, LLC dated ___________________, 1998;

                 (g) Opinion of Counsel. Seller shall have delivered an Opinion of Counsel as described in Section 5.11 herein to Buyer; and

         8.2 CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to complete the transactions contemplated at the Closing shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

                 (a) Performance. Each agreement of Buyer to be performed on or before the Closing Date shall have been duly performed in all material respects;

                 (b) Representations and Warranties True. The representations and warranties of Buyer contained herein shall have been true in all material respects;

                 (c) No Violation of Statutes, Orders, etc. There shall not be in effect any decree or judgment enjoining Seller from consummating the transactions contemplated hereby; and

                 (d) Stock Purchase Agreement. Buyer and the transferee of the assets of Ice Delivery Systems, LLC shall have consummated the Stock Purchase Agreement among Buyer, the transferee of the assets of Ice Delivery Systems, LLC, Ice Delivery Systems, LLC, and the members of Ice Delivery Systems, LLC dated __________, 1998.

                 (e) Buyer's Opinion of Counsel. Buyer has delivered an Opinion of Counsel to Seller in a form that is reasonably satisfactory to Seller.


                              IX.  INDEMNIFICATION

         9.1 INDEMNIFICATION OF BUYER BY SELLER. Seller agrees to indemnify, defend and hold harmless Buyer and Buyer's employees, agents, heirs, legal representatives, parent company, assigns and affiliates from and against any and all claims, suits, losses, expenses (legal, accounting, investigation and otherwise), damages and liabilities, including, without limitation, tax liabilities (hereinafter, collectively "Damages"), arising out of or relating to (i) any liability or obligation of Seller, (ii) any inaccuracy of any representation or warranty set forth in this Agreement or the breach of any covenant made by Seller in or pursuant to this Agreement, or (iii) the conduct of, or conditions existing with respect to the Assets prior to Closing,.

         9.2 INDEMNIFICATION OF SELLER BY BUYER. Buyer agrees to indemnify, defend and hold harmless Seller from and against only those Damages arising out of or relating to any inaccuracy or any representation or warranty of Buyer set forth in this Agreement or the breach of any covenant made by Buyer in or pursuant to this Agreement.

         9.3 CLAIMS FOR INDEMNIFICATION. Whenever any claim arises for indemnification hereunder, the indemnified party (hereafter the "Indemnified Party") shall notify the indemnifying party (hereafter the "Indemnifying Party") in writing by registered or certified mail promptly after the Indemnified Party has actual knowledge of the facts constituting the basis for such claim (the "Notice of Claim"). Such notice shall specify all material facts known to the Indemnified Party giving rise to such indemnification right, and to the extent practicable, the amount or an estimate of the amount of the liability arising therefrom. The failure of any Indemnified Party to promptly notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligation to indemnify in respect to such action and shall not relieve the Indemnifying Party of any other liability which they may have to any Indemnified Party unless such failure to notify the

Indemnifying Party prejudices the rights of the Indemnifying Party. Any claim of Buyer against Seller for any Damages shall be in accordance with the provisions set forth in Section 9.6 herein.

         9.4 RIGHT TO DEFEND. If the facts giving rise to any such claim for indemnification involve any actual or threatened claim or demand by any third party against the Indemnified Party, the Indemnifying Party shall be entitled (without prejudice to the right of the Indemnified Party to participate in the defense of such claim or demand at its expense through counsel of its own choosing) to assume the defense of such claim or demand in the name of the Indemnified Party at the Indemnifying Party's expense and through counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party, if it gives written notice to the Indemnified Party within forty-five (45) days after receipt of the Notice of Claim that the Indemnifying Party intends to assume the defense of such claim and acknowledges its liability to indemnify the Indemnified Party for any losses resulting from such claim; provided, however, that if the Indemnifying Party does not elect to assume the defense of any claim, then (a) the Indemnifying Party shall have the right to participate in the defense of such claim or demand at its expense through counsel of its own choosing, provided the Indemnified Party shall control the defense of such claim, (b) the Indemnified Party may settle any such claim without the consent of the Indemnifying Party, however, the Indemnifying Party may not settle any such claim without the prior written consent of the Indemnified Party; and (c)
Section 9.5 hereof shall be inapplicable. Whether or not the Indemnifying Party does choose to so defend such claim, the parties hereto shall cooperate in the defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be requested in connection therewith. To the extent Seller is the Indemnified Parties for any actual or threatened claim or demand by any third party, Seller shall have the right to control the prosecution of any counterclaim or right related to such a claim or demand, provided that Seller agrees to reasonably cooperate with Buyer with respect to the prosecution of such counterclaim or right.

         9.5 SETTLEMENT. Except as provided in Section 9.4, (i) the Indemnified Party shall make no settlement of any claim that would give rise to liability on the part of the Indemnifying Party under an indemnity contained in this Article IX without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld and (ii) the Indemnifying Party can settle without the consent of the Indemnified Party only if the settlement involves only the payment of money for which the Indemnifying Party will be fully liable. No other settlement of any claim may be made without the consent of both the Indemnified Party and the Indemnifying Party, which consent shall not be unreasonably withheld.

         9.6 LIMITATION OF WARRANTIES AND REPRESENTATIONS. The warranties and representations that are set forth in Article III shall survive the Closing for a period of one year, except for the warranties and representations of that are set forth in Sections 3.1, 3.2, 3.4, 3.6, 3.9 and 3.10 which shall survive the Closing for the applicable statute of limitations.

         Buyer and Seller agree and acknowledge that contemporaneously with the execution of this Agreement, Buyer and CICO, Ltd. have executed and delivered, to each other, a Commercial Lease Agreement by which Buyer agrees to lease certain real property (hereinafter the "Leased Premises" as that real property is known in the Commercial Lease Agreement) from CICO, Ltd.

and by which both parties have respective options requiring or enabling, respectively, Buyer to purchase the Leased Premises from CICO, Ltd.

         In the event that Buyer suffers or incurs any Damages (as that term is defined in Section 9.1, herein and for which indemnity is required by Article IX herein) in accordance with the terms set forth in this Agreement, Buyer shall be entitled to off set the amount of such Damages against the purchase price for the Leased Premises upon the execution of either party's respective option as set forth in the Commercial Lease Agreement.

         9.7 EFFECT OF TERMINATION. Without limiting any other rights the parties may have, the parties specifically agree that the covenants contained in this Article will continue to be enforceable following termination of this Agreement.

                                X.  TERMINATION

         10.1 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date by any of the following:

                 (a) Mutual Consent. By mutual written consent of Seller and Buyer;

                 (b) Misrepresentation or Breach. By Seller or by Buyer, if there has been a material misrepresentation or a material breach of a warranty or covenant herein or in any agreement required to be delivered pursuant hereto on the part of the other party hereto;

                 (c) Failure of Condition to Buyer's Obligations. By Buyer, if all of the conditions set forth in Section 8.1 have not been satisfied;

                 (d) Failure of Condition to Seller's Obligations. By Seller, if all of the conditions set forth in Section 8.2 have not been satisfied;

                 (e) Court Order. By Seller or Buyer if consummation of the transactions contemplated hereby shall violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

                 (f) Material Adverse Change. By Buyer if any event has occurred after the date hereof which is, or will result in a material adverse change in the prospects, business or condition of the Assets.

         10.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.1(a), all further obligations of Seller and Buyer under this Agreement shall terminate without further liability of Seller or Buyer.

         If Seller fails to consummate the transactions contemplated on its part to occur on or before February 28, 1998, in circumstances whereby all conditions of the Closing set forth in Section 8.2 have been satisfied in all material respects or waived, Buyer shall be entitled to receive back $785,900 of the $1,000,000 paid to the Land Title Guaranty Company as earnest money for this transaction, and, additionally, Buyer shall be entitled to (i) to require Seller to consummate and specifically perform the transactions contemplated hereby, in accordance with the terms of this Agreement, and to obtain from Seller any attorney fees incurred in connection with procuring such specific performance or (ii) terminate this Agreement and obtain reimbursement of its out-of-pocket expenses incurred directly in connection with the negotiation, preparation and performance of this Agreement.

         If Buyer fails to consummate the transactions contemplated on its part to occur on the Closing Date, in circumstances whereby all conditions of the Closing set forth in Section 8.1 have been satisfied in all material respects or waived, Seller's sole remedy shall be to receive the earnest money deposit that Buyer has deposited with the Land Title Guaranty Company of Denver, Colorado as an earnest money deposit for this transaction.

         10.3 RIGHT TO PROCEED. Notwithstanding anything in this Agreement to the contrary, if any condition specified in Section 8.1 or 8.2 has not been satisfied, Seller or Buyer, in addition to any other rights which may be available to it, shall have the right to waive any such condition that is for its benefit and to require the other party hereto to proceed with the Closing.

                               XI.  MISCELLANEOUS

         11.1 EXPENSES. Legal, accounting and other costs and expenses incurred in connection with this transaction shall be paid by the party incurring such expenses.

         11.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in or made in connection with this Agreement shall survive the Closing, except where limited by Section 9.6.

         11.3 INUREMENT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and, if properly assigned, assigns. This Agreement may not be assigned by any party without the written consent of the other parties hereto.

         11.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Schedules and Exhibits hereto, and the related agreements referred to herein embody the entire agreement of the parties hereto, and supersede all prior agreements and understandings, with respect to the subject matter hereof.

         11.5 SEVERABILITY. Any provision of this Agreement which is invalid, unenforceable or illegal in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such invalidity, unenforceability or illegality without affecting the remaining provisions hereof and without affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         11.6 INCORPORATION OF EXHIBITS AND SCHEDULES. All Exhibits and Schedules referenced in this Agreement, and any statements contained therein or in any certificate or instrument delivered pursuant hereto, constitute an integral part of this Agreement and shall be deemed made in this Agreement as if set forth in full herein.

         11.7 CAPTIONS AND HEADINGS; USE OF TERM "PERSON". Captions and headings used herein are for convenience only, do not constitute a part of this Agreement, and shall not be considered in construing this Agreement. Unless the context otherwise requires, all article, section or subsection cross-references are to articles, sections and subsections within this Agreement. As used herein, the term "person" shall mean any corporation, partnership, venture, proprietorship, trust, benefit plan or other entity or enterprise.

         11.8 GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO.

         11.9 NOTICE. All notices of requests, demands or other communications required or to be given hereunder shall be delivered by hand, overnight courier, facsimile transmission, or by United States Mail, postage prepaid, by registered or certified mail (return receipt requested), to the addressed indicated below and shall be deemed given when received by the addressee thereof:

               to Seller:               CICO, LTD.
                                        2101 31st Street
                                        Denver, Colorado
                                        80216

               to General Partner:      CICO Investments, Inc.
                                        2101 31st Street
                                        Denver, Colorado
                                        80216
                                        Attn: Charles P. Woods

               with a copy to:          John Birkeland
                                        Lentz, Evans & King, P.C.
                                        2900 Lincoln Center Building
                                        1660 Lincoln Street
                                        Denver, Colorado 80264

               to Buyer:                Southwestern Ice, Inc.
                                        8572 Katy Freeway, Suite 101
                                        Houston, Texas 77024
                                        Attn: A.J. Lewis III, President
               with a copy to:        Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                      300 Convent St.
                                      Suite 1500
                                      San Antonio, Texas 78205
                                      Attn:    Alan Schoenbaum, P.C.


or such other address or addresses as may be expressly designated by either party by notice given in accordance with the foregoing provision.

         11.10 AGENTS OR BROKERS. Seller and Buyer mutually represent and agree with each other that no agents or brokers have been utilized in the solicitation or negotiation of the sale of the Business and no fees, commissions or expenses of any type shall be due or payable out of the proceeds of the purchase price by either party to this Agreement.

         11.11 TIME IS OF THE ESSENCE. Time is of the essence of this Agreement, and all time limitations shall be strictly construed and rigidly enforced. The failure or delay in the enforcement of any rights or interests granted herein shall not constitute a waiver of any such right or interest or be considered as a basis for estoppel.

         11.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

         11.13   ARBITRATION.     Any controversy or claim arising out of or
relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association by a single arbitrator to be located in San Antonio, Bexar County, Texas, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and shall not be appealable.

          [CICO, LTD. ASSET PURCHASE AGREEMENT SIGNATURE PAGE FOLLOWS]

              [CICO, LTD. ASSET PURCHASE AGREEMENT SIGNATURE PAGE]


Executed on the date first written above.


                                     SOUTHWESTERN ICE, INC.:


                                     By:
                                        -------------------------------------
                                        Print Name:  James F. Stuart
                                        Print Title:  Chief Executive Officer


                                     CICO, LTD., A COLORADO LIMITED PARTNERSHIP:


                                     By: CICO INVESTMENTS, INC., ITS GENERAL
                                         PARTNER

                                     By:
                                        -------------------------------------
                                        Print Name:
                                                   --------------------------
                                        Print Title:
                                                    -------------------------


                                     SHAREHOLDERS OF CICO INVESTMENTS, INC.:


                                     ----------------------------------------
                                     CHARLES P. WOODS


                                     ----------------------------------------
                                     ALFRED DIETSCH


                                     ----------------------------------------
                                     MICHAEL GREGOIRE


                                     ----------------------------------------
                                     STEVEN R. FLANDERS

                         LIST OF SCHEDULES AND EXHIBITS

         Exhibit A                Bill of Sale
         Schedule 2.1             Assets

         Schedule 2.3             Excluded Assets

         Schedule 2.6             Allocation of Purchase Price

         Exhibit 5.9              Noncompetition Agreement

         Exhibit 5.11             Opinion of Counsel

         Seller's Disclosure Memorandum





                                       2